PRESS RELEASE January 30, 2012	For Immediate Release

Naturally Advanced Technologies and Tuscarora Yarns Partner;
Plan to Expand Innovative CRAiLAR Flax Fiber Applications

VANCOUVER, B.C. and Portland, Ore. (January 30, 2012) - Naturally Advanced Technologies Inc. (NAT) (OTCBB: NADVF) (TSXV: NAT), which produces and markets one of the first new natural fibers in decades, CRAiLAR(R), announced it will partner with Tuscarora Yarns, one of the world's premier yarn innovators, to explore a host of new blended yarns using CRAiLAR Flax.

Under the terms of the non-exclusive, non-transferable license, Tuscarora Yarns will design and manufacture highly specialized CRAiLAR Flax fiber yarns and related products for sale and distribution to third party licensees of CRAiLAR.

"Tuscarora is one of the most innovative yarn spinners in the world, and has the ability to prepare us for entry into several unexplored categories such as couture fashion, sports performance, extreme weather gear, and certain sectors of home furnishings," said Ken Barker, CEO of NAT. "This agreement will seek to push the applications of CRAiLAR beyond our first phase of cotton blending and establish new market sectors for this unique and sustainable natural fiber."

The proprietary CRAiLAR enzymatic process, developed by Vancouver-based NAT in conjunction with the National Research Council of Canada, turns natural bast fibers-such as flax, hemp, jute, and kenaf - into soft, finished textiles that are as comfortable as cotton, but more durable and eco-friendly. The result is a product that can integrate with existing technology for spinning, weaving, or forming fabric, which can be used across categories such as apparel, footwear, work wear, and domestic textiles. Additionally, CRAiLAR can be used for a number of industrial applications. Since March 2011, NAT has announced commercialization or development agreements for CRAiLAR Flax fiber with HanesBrands, Georgia-Pacific, Levi Strauss & Co., Cintas, Carhartt, Ashland, Westex, Brilliant Global Knitwear and Target.

About Tuscarora Yarns

Tuscarora Yarns is a maker of specialty yarns headquartered in Mt. Pleasant, N.C. The company has been a reliable resource for the apparel and textile industry since 1899. Tuscarora is one of the leading manufacturers of heather and mélange yarns in the world. The company also serves the automotive and home furnishings markets. For more information about the company, please visit www.tuscarorayarns.com.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. develops renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers. The Company, through its wholly owned subsidiary, CRAiLAR(R) Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. CRAiLAR technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

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Media Contact:
Ryan Leverenz
Naturally Advanced Technologies
(415) 999-1418
ryan.leverenz(at)naturallyadvanced(dot)com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir(at)naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436-7869
ir(at)naturallyadvanced.com